Exhibit 99.1


DPL Reports on Status of Audit Committee Review

DAYTON, Ohio--April 30, 2004--DPL Inc. (NYSE: DPL) said today that the Audit Committee of the Company's Board of Directors is continuing its review of the previously disclosed matters raised by a company employee. The Audit Committee expects to complete its review in the near future.

The Company's independent auditors have not certified the Company's financial statements pending the outcome of the Audit Committee's review. As a result, the Company has not filed its annual report on Form 10-K for the year ending December 31, 2003.

"We expect the Audit Committee will complete its review as soon as practicable," said Stephen F. Koziar, Jr., Chief Executive Officer of DPL. "In the meantime, all of our customers and the public at large can be assured that we will continue to deliver the highest level of service and responsiveness to our customers needs."

The Company emphasized that it has the liquidity to meet its near-term operating requirements. The Company has $100 million in cash and $70 million in public securities available to meet its liquidity needs as of April 30, 2004. Earlier this month, the Company redeemed $500 million of debt by using $175 million of private placement notes, $202 million from the Financial Asset Portfolio and $123 million from core operations.

On March 30, 2004, the Company announced that the delay in obtaining certified financial statements had resulted in non-compliance with the reporting requirements under certain of the Company's debt agreements. The delay has resulted in additional non-compliance with the reporting requirements under certain of the Company's other indentures and material debt agreements. The delay, however, does not result in an automatic event of default and acceleration of the long-term debt of the Company. If the trustee under the related indenture or the holders of the requisite percentage of the outstanding principal amount of any relevant series of debt securities provides notice of such non-compliance to the Company and the Company fails to file and deliver the 2003 Form 10-K within a specified number of days (at least 60 days) after such notice is provided, then either the trustee under the indenture or such holders will have the right to declare an event of default and accelerate the maturity of the relevant series of debt securities. To date, the Company has not received any such notice. In addition, if the related trustee or the required percentage of holders under one series of debt securities were to give such a notice and, after the relevant cure period expired, were to accelerate the maturity of such debt securities, then the principal amount of certain other series of debt securities could be accelerated without the lapse of an additional cure period.

The Company had previously obtained waivers from its lenders under its term loan and revolving credit facilities. No amounts are outstanding under such facilities and no amounts may be drawn prior to the filing of certified financials.

The Company also said that it does not intend to pay its regular quarterly dividend until the Audit Committee completes its review and the Company obtains certified financial statements.

About DPL

DPL Inc. is a diversified, regional energy company. DPL's principal subsidiaries include The Dayton Power & Light Company (DP&L) and DPL Energy. DP&L provides electric services to over 500,000 retail customers in West Central Ohio. DPL Energy markets over 4,600 megawatts of generation capacity throughout the eastern United States. DPL Inc., through its subsidiaries, ranks among the top energy companies in generation efficiency and productivity. Further information on DPL Inc. can be found at http://www.dplinc.com.

Certain statements contained in this release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Matters presented which relate to events or developments that are expected to occur in the future, including management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters constitute forward-looking statements. Forward-looking statements are based on management's beliefs, assumptions and expectation of the Company's future economic performance, taking into account the information currently available to management. These statements are not statements of historical fact. Such forward-looking statements are subject to risks and uncertainties and investors are cautioned that outcomes and results may vary materially from those projected due to many factors beyond DPL's control. Forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.

    CONTACT: DPL Inc.
             DPL Medialine, 937-224-5940